UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2008

PLAYERS NETWORK

(Exact Name of Registrant as Specified in Charter)

Nevada	000-29363	88-0343702

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4260 Polaris Avenue Las Vegas, NV	89103

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 895-8884

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Morden C. Lazarus and Terry Joseph Debono resigned as Directors of Players Network (the “Company”) effective December 4, 2008. Mr. Lazarus’s and Mr. Debono’s resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 4, 2008, the Board of Directors of the Company appointed Leonard J. Parisi and John J. English as Directors of the Company, effective immediately, to fill the vacancies created by Mr. Lazarus’s and Mr. Debono’s resignation.

Leonard J. Parisi currently serves as Senior Vice President, and partner of Maxim Group LLC, a privately held financial services firm specializing in investment banking, equity research & private wealth management. Maxim Group is also registered as a broker-dealer with the U.S. Securities and Exchange Commission and is a member of the following: Financial Industry Regulatory Authority (FINRA); Municipal Securities Rulemaking Board (MSRB); Securities Insurance Protection Corporation (SIPC); International Securities Exchange (ISE); NASDAQ Stock Market; and NYSE Arca, Inc. Mr. Parisi has been in the financial services sector for 15 years, working for firms such as Paine Webber, Barington Capital, Josephthal, and Investec Ernst & Co. Mr. Parisi graduated Rutgers University with a BS in Finance, and has a MBA in Financial Management from Southern California University. Mr. Parisi currently holds licenses in Series 7, 63, 65 and both his life and health insurance licenses.

John J. English has served as Las Vegas Gaming, Inc’s Senior Vice President of Creative and Business Development since 2004. His duties include sports, race, and poker as well as alternative content development. From 1983-1990, Mr. English was the President of Lottery Division of Winners Award Center. In 1990, Mr. English co-founded Pinpoint Direct Incorporated, which became one of the largest direct mail sweepstakes and gaming providers in the world. In 1998, Mr. English founded Multimedia Enterprises, which produced innovative gaming content, and Mailworks International, which provided printing and production services. These companies maintained distribution offices in Nevada, Arizona, California, New York, Canada, and Holland. In 2000 Mr. English created Sports Bet Xpress, the first ever Nevada Gaming Control Board approved remote sports wagering system for bars, taverns and restaurants. Subsequently, Mr. English co-created Gamblers Bonus Million Dollar Ticket, the first million dollar jackpot game to be distributed to restricted gaming locations. Mr. English has created successful partnering ventures with United Coin Machine Company, American Wagering, Inc., VirtGame Corporation, Chan Poker, Harrah’s Entertainment, and MGM Mirage.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Players Network
Date: December 5, 2008	By:	/s/ Mark Bradley
Mark Bradley
Chief Executive Officer